EXHIBIT 4.3

                                                                       EXHIBIT D

                             SUBSCRIPTION AGREEMENT
                             ----------------------

               In Connection with the Private Placement Memorandum
                                       of
                              PERARDUA CORPORATION
                                 August 20, 1996


         THIS SUBSCRIPTION AGREEMENT (the "Agreement"), made this _____ day of ___________________, 1996 by and between PERARDUA CORPORATION, a Missouri corporation (the "Company"), and the undersigned individual, corporation, partnership, trust or employee benefit plan executing this Agreement as the investor (the "Investor"), provides as follows:

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to sell to the Investor and the Investor wishes to purchase from the Company shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), at a price of $1.60 per Share with the number of Shares subscribed for being specified on the signature page hereof subject to a minimum purchase of 31,250 Shares unless waived by the Company.

         WHEREAS, the Investor has been furnished with the Confidential Private Placement Memorandum dated August 20, 1996 and Addendum No. 1 thereto dated September 18, 1996 (collectively referred to hereinafter as the "Memorandum") which has been prepared by the Company in connection with its offering of Shares (the "Offering"). Unless (i) otherwise defined herein or (ii) the context otherwise requires, capitalized terms used herein shall have the same meanings given them in the Memorandum.

         NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained in this Agreement, the Company and the Investor hereby agree as follows:

         1. Sale of Shares. In accordance with the terms and conditions of this Agreement, the Company hereby agrees to sell to the Investor, and the Investor hereby agrees to purchase from the Company, on or before the Closing Date, the number of Shares indicated on the signature page hereof.

         2. Purchase Price and Subscription Check. The purchase price for each share of Common Stock shall be $1.60. The Investor shall pay such purchase price by check made payable to "PerArdua Corporation" and delivered with this executed Agreement and a completed Purchaser Questionnaire. The Company's sale of the Shares is contingent upon receipt and acceptance of subscriptions for all 665,000 Shares offered in the Offering. Pending receipt and acceptance of such subscriptions, the Investor's check will be held uncashed. On the Closing Date, the Investor's check will be cashed and the funds will be disbursed to the Company if such subscriptions have been received and accepted, or promptly returned to the Investor without interest if such subscriptions have not been received and accepted.






         3. Representations of Investor. The Investor represents and warrants to the Company that:

               3.1 He, she or it is acquiring the Shares for his, her or its own account for investment and not with a view to resale or distribution.

               3.2 He, she or it: (i) has been furnished, has carefully read, and has relied solely (except as indicated in subsection (ii) below) on the information contained in the Memorandum (including all exhibits and all amendments thereto, if any); (ii) has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering, the Shares, the Company and its business and to obtain such additional information that was otherwise provided, and he, she or it has not been furnished any other literature relating to the Offering, the Shares, the Company or its business.

               3.3 He, she or it recognizes (i) that purchase of the Shares involves a high degree of risk and has taken full cognizance of and understands such risks, including those set forth in the section entitled "Risk Factors" included in the Memorandum, and (ii) that the Company has relied on the representations of the Investor as set forth in this Section 3 and in the Purchaser Questionnaire attached as Appendix A hereto and made a part hereof in determining materiality for purposes of the disclosure obligations of the Company under federal and state securities laws.

               3.4 He, she or it represents that (i) he, she or it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "1933 Act"), (ii) he, she or it meets the suitability standards set forth in the section entitled "Who Should Invest and How to Invest" in the Memorandum, (ii) he, she or it can bear the risk of losing the entire investment in the Shares; (iii) the overall commitment of the Investor to other investments which are not readily marketable is not disproportionate to his, her or its net worth and the investment in the Shares will not cause such overall commitment to become excessive; (iv) he, she or it has adequate means of providing for current needs and personal contingencies and has no need for liquidity in the investment in the Shares; and (v) he, she or it has sufficient knowledge and experience in financial and business matters such that he, she or it is capable, either alone, or together with one or more advisors (which advisors advised him, her or it in connection with the investment in the Shares), of evaluating the risks and merits of investing in the Shares.

               3.5 All information that he, she or it has provided to the Company concerning himself, herself or itself and his, her or its financial position is correct and complete as of the date hereof, and if there should be any material change in such information prior to the issuance to him, her or it of the Shares, he, she or it will immediately notify the Company.

               3.6 He, she or it fully understands and agrees that he, she or it must bear the economic risk of his, her or its purchase of Shares for an indefinite period of time because, among other reasons, the Shares have not been registered under the of 1933 Act, or the securities laws of any state, and therefore, cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available. He, she or it further understands and agrees that the Company will not



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honor any  attempt by him,  her or it to sell,  pledge,  transfer  or  otherwise dispose of the Shares, in the absence of an effective registration statement for the Shares under the 1933 Act and applicable state securities laws or an opinion of counsel, satisfactory in form and substance to the Company and its counsel, that an exemption is available therefrom.

               3.7 The Investor certifies that he, she or it has answered the questions contained in the Purchaser Questionnaire attached hereto as Appendix A and made a part hereof to the best of his, her or its knowledge and that the answers thereto are complete and accurate. The Investor understands and agrees that, although such answers will be kept strictly confidential, the Company may present such Purchaser Questionnaire to such parties as it deems advisable if called upon to establish the availability under the federal or state securities laws of an exemption from registration. The Investor agrees to indemnify the Company, its agents, officers, directors and shareholders, for any and all losses (including attorneys' fees) incurred by it as a result of its reliance on any answers contained therein.

               3.8 If the Investor is a corporation, limited liability company or partnership, it is authorized to make the investment contemplated herein, and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

               3.9 If the Investor is a resident of or is otherwise purchasing Shares in the State of Missouri, he, she or it agrees that the Shares may be disposed of only through a licensed broker-dealer and acknowledges that it is a felony to sell securities in violation of the Missouri Securities Act.

         4. Registration Rights.

               4.1 If the Company proposes to file a registration statement (the "Registration Statement") for registration of any shares of Common Stock under the 1933 Act other than a registration relating solely to an employee benefits plan or a corporate reorganization or other transaction under Rule 145 or a registration on any form that does not permit secondary sales, the Company will:

                    (i) Give written notice of such intention to the Investor (who, together with other purchasers of Shares pursuant to the Offering, shall be referred to as the "Holders") at least thirty (30) days prior to the proposed filing date; and

                    (ii) Use its best efforts to include in such registration the number of shares of the Investor's Common Stock which were originally purchased hereby (the "Registrable Securities") specified in a notice received by the Company within twenty (20) days of the date of the notice specified in
(i) above is mailed or delivered to the Investor.

Notwithstanding the foregoing, if in any firmly underwritten public offering the managing underwriter thereof determines that any of the Registrable Securities of the Holders and any other holders of registration rights must be excluded from the registration as a result of marketing factors, which determination shall be given in writing, the number of shares of Registrable Securities owned by the Holders to be included in the offering shall be allocated among the Holders and any other




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 holders of registration rights pro rata in accordance with the number of shares of Common Stock requested to be included in such registration.

               4.2 If and whenever the Company is required by the provisions of this Section to use its best efforts to include any Registrable Securities in any registration of any of its securities under the 1933 Act, the Company will, as expeditiously as possible and at its sole cost and expense:

                    (i) cause any registration statement filed to become and remain effective until all of the Registrable Securities are sold, but not for any period longer than nine months;

                    (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement whenever the Holders shall desire to dispose of the same;

                    (iii) furnish to each Holder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act and such other documents as such Holder may reasonably request in order to facilitate the disposition of the securities owned by such Holder; and

                    (iv) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall request and use its best efforts to do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdiction of the securities owned by such Holder.

                    (v)  cause  all  such  Registrable   Securities   registered
pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                    (vi) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               4.3 The Company shall pay all expenses incurred by it in complying with this Section 4 (including without limitation all registration and filing fees, printing expenses and fees and disbursements of counsel for the Company) but not the fees and disbursements of counsel for the Holders.

               4.4 In the event of any registration of any of its securities under the 1933 Act pursuant to this Section, the Company will indemnify and hold harmless the Holder of such securities and each other person, if any, who controls such Holder within the meaning of the 1933 Act and each other person who participates in the offering of such securities, against any expenses, losses, claims, damages or liabilities, joint or several, to which such Holder or controlling person or participating person may become subject under the 1933 Act or otherwise, in so far as such



                                        4




expenses, losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any qualification or registration statement under which such securities were registered under the 1933 Act or qualified under any applicable state securities law, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or any document incident to any such registration or qualification (collectively the "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation of the 1933 Act or state securities law or any other regulation thereunder in connection with any registration, qualification or compliance, and will reimburse such Holder and each such controlling person or participating person for any legal or any other expenses reasonably incurred by such Holder or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically for use in the preparation thereof. Each Holder shall, upon the receipt of notice of the commencement of any action against such Holder or against any such controlling person or participating person, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this Section 4, promptly notify the Company in writing of the commencement thereof. The omission of such Holder so to notify the Company of any such action shall not relieve the Company from any liability which the Company may have to such Holder or such controlling person or participating person on account of the indemnity agreement contained in this Section to the extent such failure is not prejudicial. In case any such action shall be brought against any Holder or any such controlling person or participating person and such Holder shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that the Company shall wish, to direct) the defense thereof at the Company's own expense, in which event the defense shall be conducted by recognized counsel chosen by the Company and reasonably satisfactory to the Holder. In the event of any registration by the Company of any of its securities under the 1933 Act pursuant to this Section, the Holder of the securities so registered will indemnify and hold harmless the Company and each other person, if any, who controls the Company within the meaning of the 1933 Act and each officer and director of the Company and the other Holders to the same extent that the Company agrees to indemnify it, but only with respect to the written information relating to such Holder furnished to the Company by such Holder as aforesaid. Notwithstanding the foregoing, in no event shall any indemnity by the Holder exceed the gross proceeds from the sale of Registrable Securities received by such Holder in the Offering.

         5. Legend. The Investor agrees that his, her or its certificates or other evidences of or for any and all of the Shares will be legended to reflect the restrictions set forth in this Agreement.

         6. Applicable Law: This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia without reference to the choice of law principles thereof.



                                        5




         7. Binding Effect: Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns.

         8. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered or certified mail or the next business day if sent by special courier such as Federal Express (except that notice of change of address shall be deemed given only when received), to the address shown on the Company's records, in the case of the Investor, and of the Company's Registered Agent, in the case of the Company, or to such other names or addresses as the Company or the Investor, as the case may be, shall designate by notice to the other party in the manner specified in this Section.

         9. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable the invalid or unenforceable provision in any other jurisdiction or under any other circumstance.

         10. Entire Agreement. This Agreement and the certificate(s) representing Unit(s) purchased hereunder constitute the entire agreement by and between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings of the parties.




                                       6




         IN WITNESS WHEREOF, this Agreement has been duly executed by the duly authorized officer of the Company and the undersigned Investor or its duly authorized officer, as the case may be, as of the date first written above.

                                             PERARDUA CORPORATION


                                             Signature:
                                                       -------------------------
                                             Title:
                                                   -----------------------------
                                             Date:
                                                  ------------------------------
         [Individual Subscriber]

                                             Signature:
                                                       -------------------------

                                             -----------------------------------
                                             [print individual name]
                                             Date:
                                                  ------------------------------


         [Other Subscribers]                 -----------------------------------
                                             [business name]

                                             Signature:
                                                       -------------------------

                                             -----------------------------------
                                             [print name]

                                             Its:
                                                 -------------------------------
                                             [describe office or position held]
                                             Date:
                                                  ------------------------------

         Number of Shares                              X $1.60 = $
                                             ---------            ----------



                                       7